Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 98	Trade Date: 4/19/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 4/22/2004

The date of this Pricing Supplement is April 19, 2004

CUSIP or Common Code:	41013MV72	41013MV80	41013MV98	41013MW22	41013MW30

Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$675,750.00	$468,224.00	$276,210.00	$626,110.00	$1,613,096.00

Discounts and Commissions:	0.625%	0.800%	1.000%	1.400%	1.400%

Reallowance:	0.150%	0.150%	0.150%	0.200%	0.200%

Dealer:	99.500%	99.350%	99.200%	98.800%	98.800%

Maturity Date:	4/15/2007	4/15/2008	4/15/2009	4/15/2012	4/15/2012

Stated Annual Interest Rate:	2.500%	3.000%	3.400%	4.200%	Step: 3.000% through 4/14/2006, and 5.500% thereafter (unless called)

Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly	Monthly

First Payment Date:	5/15/2004	5/15/2004	5/15/2004	5/15/2004	5/15/2004

Additional Amounts:	N/A	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	No	No	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	N/A	4/15/2006 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[1]:	N/A	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

Effective April 7, 2003 the name of Solomon Smith Barney Inc., an agent of the program, was changed to Citigroup Global Markets Inc.

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 98	Trade Date: 4/19/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 4/22/2004

The date of this Pricing Supplement is April 19, 2004

CUSIP or Common Code:	41013MW48	41013MW63	41013MW71	41013MW89

Price to Public:	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$350,660.00	$638,625.00	$631,120.00	$1,889,550.00

Discounts and Commissions:	1.500%	1.750%	2.000%	2.500%

Reallowance:	0.200%	0.275%	0.350%	0.350%

Dealer:	98.800%	98.600%	98.350%	97.850%

Maturity Date:	4/15/2014	4/15/2016	4/15/2019	4/15/2034

Stated Annual Interest Rate:	4.600%	5.100%	5.350%	5.650%

Interest Payment Frequency:	Monthly	Semi	Semi	Semi

First Payment Date:	5/15/2004	10/15/2004	10/15/2004	10/15/2004

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	No	Yes	Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	10/15/2006 Callable one time only at 100% on call date above with 30 days notice.	4/15/2007 Callable one time only at 100% on call date above with 30 days notice.	4/15/2010 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.